UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2011

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1930 West Bluemound Road, Suite D, Waukesha, Wisconsin		53186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2011, Mr. Mark A. Elste was appointed to the Board of Directors of the registrant to fill a vacant seat. Mr. Elste's term will expire at the 2012 annual meeting of shareholders. Mr. Elste has also been appointed to the Board of Directors of the registrant's wholly owned subsidiary, CIBM Bank. Mr. Elste is currently the President and CEO of Pennant Management, Inc., and Chief Operating Officer of Pennant Management’s corporate parent company, U.S. Fiduciary Services, Inc. He is a Chartered Financial Analyst (CFA) charterholder who has more than 35 years of national investment advisory experience.

Mr. Elste does not have a direct or indirect material interest in any transaction with the registrant required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Elste and any other person pursuant to which Mr. Elste was selected as a director.

Item 8.01 Other Events.

On September 30, 2011, the registrant issued a press release announcing Mr. Elste's appointment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 - Press release issued September 30, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

September 30, 2011	By:	Charles J. Ponicki

Name: Charles J. Ponicki
Title: President & CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press release issued September 30, 2011.